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                                                                    Exhibit 21.1

                           UNITED ROAD SERVICES, INC.
                                  SUBISDIARIES

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SUBSIDIARY                                              STATE OF INCORPORATION
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1.  Fast Towing, Inc.                                   Arizona
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2.  Arri Brothers, Inc. d/b/a A&A Towing                California
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3.  Auto Service Center                                 California
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4.  Bill & Wags, Inc. *                                 California
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5.  URS Midwest, Inc.                                   Delaware
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6.  URS Northeast, Inc.                                 Delaware
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7.  URS of Tennessee, Inc.                              Delaware
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8.  URS Southeast, Inc.                                 Delaware
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9.  URS Southwest, Inc.                                 Delaware
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10. URS West, Inc.                                      Delaware
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11. URS Leasing, Inc.                                   Delaware
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12. Environmental Auto Removal, Inc.                    Illinois
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13. E&R Towing and Garage, Inc.                         Illinois
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14. City Towing, Inc. d/b/a Quality Towing              Nevada
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15. Ken Lehman Enterprises, Inc.                        Nevada
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16. El Paso Towing, Inc.                                Texas
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17. Garry's Wrecker Service, Inc.                       Texas
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18. Rouse's Body Shop, Inc.                             Washington
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19. Auction Transport, Inc. **                          Missouri
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*   a wholly-owned subsidiary of URS West, Inc.
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**  a wholly-owned subsidiary of URS Midwest, Inc.
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